UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2026

TriplePoint Venture Growth BDC Corp.
(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2735 Sand Hill Road, Suite 100 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2026, Sajal K. Srivastava notified TriplePoint Venture Growth BDC Corp. (the “Company”) of his intention to resign from his positions as (1) a member of the Company’s Board of Directors (the “Board”) and (2) President and Chief Investment Officer of the Company, in each case effective as of the close of business on December 31, 2026. To assist in an orderly transition, Mr. Srivastava will continue to serve in his current roles during the transition period. His resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On September 18, 2026, on the recommendation of its Nominating and Corporate Governance Committee, the Board decreased the size of the Board to seven members from eight members, effective as of the close of business on December 31, 2026.
On September 18, 2026, the Board appointed Ian Schworer to serve as Chief Investment Officer of the Company, effective as of the close of business on December 31, 2026.
Mr. Schworer, 45, will also serve as the Chief Investment Officer of TriplePoint Private Venture Credit Inc., a business development company, TriplePoint Capital LLC (“TPC”) and TriplePoint Advisers LLC, effective as of December 31, 2026. Mr. Schworer has worked at TPC in various capacities since 2014. Mr. Schworer has more than 20 years of experience working in a variety of venture capital, investment banking, management consulting and computer & systems engineering roles. He has significant experience investing in and advising high-growth technology companies. At TPC, Mr. Schworer currently serves as Chief Credit Officer, U.S., overseeing all U.S. Investment and Credit Underwriting functions. Mr. Schworer is also an integral member of the firm’s Credit Committee. Prior to joining TPC, Mr. Schworer was an investment banker in Barclays Capital’s Technology, Media and Telecommunication (TMT) group, a management consultant for Booz Allen Hamilton and an electrical engineer at Lockheed Martin and Intel. Mr. Schworer has an M.B.A. from U.C. Berkeley – Haas School of Business and a M.S in Electrical Engineering and a B.S in Computer Engineering from Virginia Tech.
The Company will not pay cash compensation or provide other benefits directly to Mr. Schworer. Mr. Schworer is an employee of TPC, the direct sole owner of the Company’s investment adviser and the indirect sole owner of the Company’s administrator.
Mr. Schworer: (i) was not appointed as the Company’s Chief Investment Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor currently proposes to engage, in any transaction in which the Company was or is a participant.
Item 7.01    Regulation FD Disclosure.
On September 21, 2026, the Company issued a press release announcing the above management transition. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 21, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer
Date: September 21, 2026